Exhibit 1.01

Conflict Minerals Report of Haemonetics Corporation
For the reporting period from January 1, 2022 to December 31, 2022

This is the Conflict Minerals Report (“CMR”) of Haemonetics Corporation (“Haemonetics,” “we,” “us,” or “our”) for the reporting period from January 1, 2022 to December 31, 2022 pursuant to Rule 13p-1 (“Rule 13p-1”) promulgated under the Securities Exchange Act of 1934, as amended.
1.    Introduction

Haemonetics is a global healthcare company dedicated to providing a suite of innovative medical products and solutions to customers, to help them improve patient care and reduce the cost of healthcare. Our technology addresses important medical markets: blood and plasma component collection, the surgical suite and hospital transfusion services.
Rule 13p-1 requires disclosure of certain information when a company manufactures or contracts to manufacture products and the minerals specified in Rule 13p-1 are necessary to the functionality or production of those products. The specified minerals, which we collectively refer to as “conflict minerals,” are gold, columbite-tantalite (coltan), cassiterite, and wolframite and its derivatives, specifically tantalum, tin and tungsten. Haemonetics manufactures, or contracts to manufacture, certain products for which conflict minerals are necessary to the functionality or production.
We have adopted a Conflict Minerals Statement, which is publicly available at http://www.haemonetics.com/about-us/corporate-responsibility/conflict-minerals-statement.
This CMR describes the measures we have undertaken to investigate the source and chain of custody of conflict minerals necessary to the products we manufacture or contract to manufacture, our efforts to determine the mine or location of origin of the necessary conflict minerals, and, to the extent known to us, the facilities used to process the conflict minerals and the country of origin of the conflict minerals.

Website addresses are included in this report for reference only. Any information contained on Haemonetics’ website is not incorporated by reference into this report.

2.    Products Covered

During calendar year 2022, Haemonetics manufactured or contracted to manufacture the following blood and plasma collection, diagnostic and other devices for which conflict minerals are necessary to the products’ functionality or production: ACP® 215, Cell Saver® Elite®+, HaemoBank®, BloodTrack® Kiosk, MCS®+ 8150, MCS®+ 9000, NexSys PCS®, PCS®2, ClotPro®, HAS-100, TEG® 6s, TEG 5000, VASCADE® and VASCADE MVP® (collectively, “Products”).

We have conducted a good faith and reasonable country of origin inquiry (“RCOI”) regarding the conflict minerals necessary to our Products’ functionality or production. Our RCOI was reasonably designed to determine whether such conflict minerals originated in the Democratic Republic of the Congo, Angola, Burundi, Central African Republic, the Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda, or Zambia (collectively, the “Covered Countries”) or came from scrap or recycled sources. Based on our RCOI, we determined or had reason to believe that conflict minerals necessary to our Products may have originated in the Covered Countries and may not have come from recycled or scrap sources.

3.    Design of Due Diligence Measures

Our due diligence process was designed to conform to the Organization for Economic Cooperation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition and accompanying supplements on gold, tin, tantalum and tungsten (the “OECD Guidance”). It is important to note that the OECD Guidance was written for both upstream entities (generally, miners and smelters) and downstream companies (generally, manufacturers and retailers) in the supply chain. As Haemonetics is a downstream company in the supply chain, we tailored our due diligence practices accordingly.

4.    Due Diligence Measures Implemented

Due diligence measures undertaken by Haemonetics included the following:

We assembled an internal team of representatives from Procurement, Global Manufacturing and Supply Chain, Legal and Compliance, and Finance to support supply chain due diligence. We then identified those Haemonetics products that may contain conflict minerals. Next, we engaged with Tier 1 suppliers to collect information regarding the presence and sourcing of conflict minerals used in the products supplied to Haemonetics, using the Responsible Minerals Initiative Conflict Minerals Reporting Template (The “Survey”) developed by the Responsible Minerals Initiative for for data collection.
We then engaged with those suppliers by taking the following steps: first, an introduction email was sent to Tier 1 suppliers for the Products describing the compliance requirements and requesting conflict minerals information. Following the initial introductions to the program and information request, reminder emails were sent to each non-responsive supplier requesting survey completion. Suppliers who remained non-responsive to these email reminders were contacted by phone and offered assistance. This assistance included, but was not limited to, further information about our Conflict Minerals Compliance Program, an explanation of why the information was being collected, a review of how the information would be used and clarification regarding how the information needed could be provided. An escalation process was initiated for suppliers who continued to be non-responsive after the above contacts were made.
Based on the information obtained from our suppliers and otherwise obtained through the diligence process described above, we believe that the facilities used to process the necessary conflict minerals contained in our Products included the smelters and refiners listed below. However, this is not a comprehensive list, as we were unable to determine, based on our due diligence process, the smelters or refiners through which certain of the conflict minerals contained in our Products were processed:

5D Production OU	ESTONIA
8853 S.p.A.	ITALY
A.L.M.T. Corp.	JAPAN
A.L.M.T. TUNGSTEN Corp.	JAPAN

ABC Refinery Pty Ltd.	AUSTRALIA
Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
ACL Metais Eireli	BRAZIL
Advanced Chemical Company	UNITED STATES OF AMERICA
African Gold Refinery	UGANDA
Agosi AG	GERMANY
Aida Chemical Industries Co., Ltd.	JAPAN
Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL
Albino Mountinho Lda.	BRAZIL
Albino Mountinho Lda.	PORTUGAL
Alexy Metals	UNITED STATES OF AMERICA
Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Alpha	UNITED STATES OF AMERICA
AMG Brasil	BRAZIL
An Vinh Joint Stock Mineral Processing Company	VIETNAM
AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Argor-Heraeus S.A.	SWITZERLAND
Artek LLC	RUSSIAN FEDERATION
Asahi Pretec Corp.	JAPAN
Asahi Refining Canada Ltd.	CANADA
Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Asaka Riken Co., Ltd.	JAPAN
Asia Tungsten Products Vietnam Ltd.	VIETNAM
Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
AU Traders and Refiners	SOUTH AFRICA
Augmont Enterprises Private Limited	INDIA
Aurubis AG	GERMANY
Aurubis Beerse	BELGIUM
Aurubis Berango	SPAIN
Bangalore Refinery	INDIA
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Boliden AB	SWEDEN
C. Hafner GmbH + Co. KG	GERMANY
C.I Metales Procesados Industriales SAS	COLOMBIA
Caridad	MEXICO
CCR Refinery - Glencore Canada Corporation	CANADA
Cendres + Metaux S.A.	SWITZERLAND
CGR Metalloys Pvt Ltd.	INDIA
Changsha South Tantalum Niobium Co., Ltd.	CHINA

Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Chenzhou Yun Xiang mining limited liability company	CHINA
Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Chimet S.p.A.	ITALY
China Molybdenum Co., Ltd.	CHINA
China Molybdenum Tungsten Co., Ltd.	CHINA
China Tin Group Co., Ltd.	CHINA
Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Chugai Mining	JAPAN
CNMC (Guangxi) PGMA Co., Ltd.	CHINA
CP Metals Inc.	UNITED STATES OF AMERICA
CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL
CRM Synergies	SPAIN
Cronimet Brasil Ltda	BRAZIL
CV Ayi Jaya	INDONESIA
CV Venus Inti Perkasa	INDONESIA
D Block Metals, LLC	UNITED STATES OF AMERICA
Daye Non-Ferrous Metals Mining Ltd.	CHINA
Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES
Do Sung Corporation	KOREA, REPUBLIC OF
DODUCO Contacts and Refining GmbH	GERMANY
Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA
DONGKUK INDUSTRIES CO., LTD.	KOREA, REPUBLIC OF
Dongwu Gold Group	CHINA
Dowa	JAPAN
DS Myanmar	MYANMAR
DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF
DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Eco-System Recycling Co., Ltd.	JAPAN
Eco-System Recycling Co., Ltd. East Plant	JAPAN
Eco-System Recycling Co., Ltd. North Plant	JAPAN
Eco-System Recycling Co., Ltd. West Plant	JAPAN
Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIETNAM
EM Vinto	BOLIVIA
Emerald Jewel Industry India Limited (Unit 1)	INDIA
Emerald Jewel Industry India Limited (Unit 2)	INDIA
Emerald Jewel Industry India Limited (Unit 3)	INDIA

Emerald Jewel Industry India Limited (Unit 4)	INDIA
Emirates Gold DMCC	UNITED ARAB EMIRATES
Empresa Metalúrgica Vinto	BOLIVIA
Estanho de Rondonia S.A.	BRAZIL
Exotech Inc.	UNITED STATES OF AMERICA
F&X Electro-Materials Ltd.	CHINA
Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL
Fenix Metals	POLAND
Fidelity Printers and Refiners Ltd.	ZIMBABWE
FIR Metals & Resource Ltd.	CHINA
Fujairah Gold FZC	UNITED ARAB EMIRATES
Fujian Ganmin RareMetal Co., Ltd.	CHINA
Fujian Jinxin Tungsten Co., Ltd.	CHINA
Fujian Xinlu Tungsten	CHINA
Fujian Xinlu Tungsten Co., Ltd.	CHINA
Funsur Smelter	PERU
Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
GCC Gujrat Gold Centre Pvt. Ltd.	INDIA
Geib Refining Corporation	UNITED STATES OF AMERICA
Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA
Gejiu Kai Meng Industry and Trade LLC	CHINA
Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
GEM Co., Ltd.	CHINA
GGC Gujrat Gold Centre Pvt. Ltd.	INDIA
Global Advanced Metals Aizu	JAPAN
Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
Global Tungsten & Powders LLC	UNITED STATES OF AMERICA
Gold by Gold Colombia	COLOMBIA
Gold Coast Refinery	GHANA
Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Guangdong Jinding Gold Limited	CHINA
Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
Guangdong Xianglu Tungsten Co., Ltd.	CHINA

Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
H.C. Starck Co., Ltd.	THAILAND
H.C. Starck Hermsdorf GmbH	GERMANY
H.C. Starck Inc.	UNITED STATES OF AMERICA
H.C. Starck Ltd.	JAPAN
H.C. Starck Smelting GmbH & Co. KG	GERMANY
H.C. Starck Tantalum and Niobium GmbH	GERMANY
H.C. Starck Tungsten GmbH	GERMANY
Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
HANNAE FOR T Co., Ltd.	KOREA, REPUBLIC OF
HeeSung Metal Ltd.	KOREA, REPUBLIC OF
Heimerle + Meule GmbH	GERMANY
Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Heraeus Germany GmbH Co. KG	GERMANY
Heraeus Ltd. Hong Kong	CHINA
Heraeus Metals Hong Kong Ltd.	CHINA
Heraeus Precious Metals GmbH & Co. KG	GERMANY
Hubei Green Tungsten Co., Ltd.	CHINA
HuiChang Hill Tin Industry Co., Ltd.	CHINA
Huichang Jinshunda Tin Co., Ltd.	CHINA
Hunan Chenzhou Mining Co., Ltd.	CHINA
Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA
Hunan Jintai New Material Co., Ltd.	CHINA
Hunan Litian Tungsten Industry Co., Ltd.	CHINA
Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CHINA
HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF
Hydrometallurg, JSC	RUSSIAN FEDERATION
Industrial Refining Company	BELGIUM
Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
International Precious Metal Refiners	UNITED ARAB EMIRATES
Ishifuku Metal Industry Co., Ltd.	JAPAN
Istanbul Gold Refinery	TURKEY
Italpreziosi	ITALY
JALAN & Company	INDIA
Japan Mint	JAPAN

Japan New Metals Co., Ltd.	JAPAN
Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Jiangxi Copper Co., Ltd.	CHINA
Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA
Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Jiangxi New Nanshan Technology Ltd.	CHINA
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Jiangxi Tuohong New Raw Material	CHINA
Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Jingmen Dewei GEM Tungsten Resources Recycling Co., Ltd.	CHINA
JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Jiujiang Tanbre Co., Ltd.	CHINA
Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Johnson Matthey Inc. (USA)	UNITED STATES OF AMERICA
JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION
JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
JSC Novosibirsk Refinery	RUSSIAN FEDERATION
JSC Uralelectromed	RUSSIAN FEDERATION
JX Nippon Mining & Metals Co., Ltd.	JAPAN
K.A. Rasmussen	NORWAY
Kaloti Precious Metals	UNITED ARAB EMIRATES
Kazakhmys Smelting LLC	KAZAKHSTAN
Kazzinc	KAZAKHSTAN
KEMET Blue Metals	MEXICO
KEMET de Mexico	MEXICO
Kennametal Fallon	UNITED STATES OF AMERICA
Kennametal Huntsville	UNITED STATES OF AMERICA
Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
KGETS Co., Ltd.	KOREA, REPUBLIC OF
KGHM Polska Miedz Spolka Akcyjna	POLAND
Kojima Chemicals Co., Ltd.	JAPAN
Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Kundan Care Products Ltd.	INDIA
Kyrgyzaltyn JSC	KYRGYZSTAN
Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
L'azurde Company For Jewelry	SAUDI ARABIA
Lianyou Metals Co., Ltd.	TAIWAN

Lingbao Gold Co., Ltd.	CHINA
Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
LLC Volstok	RUSSIAN FEDERATION
L'Orfebre S.A.	ANDORRA
LSM Brasil S.A.	BRAZIL
LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
LT Metal Ltd.	KOREA, REPUBLIC OF
Luna Smelter, Ltd.	RWANDA
Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Ma'anshan Weitai Tin Co., Ltd.	CHINA
Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Malaysia Smelting Corporation (MSC)	MALAYSIA
Malipo Haiyu Tungsten Co., Ltd.	CHINA
Marsam Metals	BRAZIL
Masan High-Tech Materials	VIETNAM
Masan Tungsten Chemical LLC (MTC)	VIETNAM
Materion	UNITED STATES OF AMERICA
Materion Newton Inc.	UNITED STATES OF AMERICA
Matsuda Sangyo Co., Ltd.	JAPAN
MD Overseas	INDIA
Melt Metais e Ligas S.A.	BRAZIL
Meta Materials	NORTH MACEDONIA, REPUBLIC OF
Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA
Metallic Resources, Inc.	UNITED STATES OF AMERICA
Metallix Refining Inc.	UNITED STATES OF AMERICA
Metallo Belgium N.V.	BELGIUM
Metallo Spain S.L.U.	SPAIN
Metallurgical Products India Pvt., Ltd.	INDIA
Metalor Technologies (Hong Kong) Ltd.	CHINA
Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Metalor Technologies (Suzhou) Ltd.	CHINA
Metalor Technologies S.A.	SWITZERLAND
Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Mineracao Taboca S.A.	BRAZIL
Minsur	PERU
Mitsubishi Materials Corporation	JAPAN
Mitsui Mining & Smelting	JAPAN
Mitsui Mining and Smelting Co., Ltd.	JAPAN
MKS PAMP SA	SWITZERLAND

MMTC-PAMP India Pvt., Ltd.	INDIA
Modeltech Sdn Bhd	MALAYSIA
Moliren Ltd.	RUSSIAN FEDERATION
Morris and Watson	NEW ZEALAND
Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM
NH Recytech Company	KOREA, REPUBLIC OF
Niagara Refining LLC	UNITED STATES OF AMERICA
Nihon Material Co., Ltd.	JAPAN
Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Novosibirsk Processing Plant Ltd.	RUSSIAN FEDERATION
Novosibirsk Tin Combine	RUSSIAN FEDERATION
NPM Silmet AS	ESTONIA
NPP Tyazhmetprom LLC	RUSSIAN FEDERATION
O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Ohura Precious Metal Industry Co., Ltd.	JAPAN
OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
OMSA	BOLIVIA
OOO “Technolom” 1	RUSSIAN FEDERATION
OOO “Technolom” 2	RUSSIAN FEDERATION
Operaciones Metalurgical S.A.	BOLIVIA
PAMP S.A.	SWITZERLAND
Pease & Curren	UNITED STATES OF AMERICA
Penglai Penggang Gold Industry Co., Ltd.	CHINA
Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Planta Recuperadora de Metales SpA	CHILE
Pongpipat Company Limited	MYANMAR
Power Resources Ltd.	NORTH MACEDONIA, REPUBLIC OF
Precious Minerals and Smelting Limited	INDIA
Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
PT Aneka Tambang (Persero) Tbk	INDONESIA
PT Aries Kencana Sejahtera	INDONESIA
PT Artha Cipta Langgeng	INDONESIA

PT ATD Makmur Mandiri Jaya	INDONESIA
PT Babel Inti Perkasa	INDONESIA
PT Babel Surya Alam Lestari	INDONESIA
PT Bangka Prima Tin	INDONESIA
PT Bangka Serumpun	INDONESIA
PT Bangka Tin Industry	INDONESIA
PT Belitung Industri Sejahtera	INDONESIA
PT Bukit Timah	INDONESIA
PT Cipta Persada Mulia	INDONESIA
PT Masbro Alam Stania	INDONESIA
PT Menara Cipta Mulia	INDONESIA
PT Mitra Stania Prima	INDONESIA
PT Mitra Sukses Globalindo	INDONESIA
PT Panca Mega Persada	INDONESIA
PT Premium Tin Indonesia	INDONESIA
PT Prima Timah Utama	INDONESIA
PT Putera Sarana Shakti (PT PSS)	INDONESIA
PT Rajawali Rimba Perkasa	INDONESIA
PT Rajehan Ariq	INDONESIA
PT Refined Bangka Tin	INDONESIA
PT Sariwiguna Binasentosa	INDONESIA
PT Stanindo Inti Perkasa	INDONESIA
PT Sukses Inti Makmur	INDONESIA
PT Tambang Timah	INDONESIA
PT Timah (Persero) Tbk Kundur	INDONESIA
PT Timah (Persero) Tbk Mentok	INDONESIA
PT Timah Nusantara	INDONESIA
PT Timah Tbk Kundur	INDONESIA
PT Timah Tbk Mentok	INDONESIA
PT Tinindo Inter Nusa	INDONESIA
PT Tirus Putra Mandiri	INDONESIA
PT Tommy Utama	INDONESIA
PX Precinox S.A.	SWITZERLAND
QG Refining, LLC	UNITED STATES OF AMERICA
QuantumClean	UNITED STATES OF AMERICA
Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Refinery of Seemine Gold Co., Ltd.	CHINA
Remondis Argentia B.V.	NETHERLANDS
REMONDIS PMR B.V.	NETHERLANDS
Resind Ind e Com Ltda.	BRAZIL
Resind Industria e Comercio Ltda.	BRAZIL

RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA
Royal Canadian Mint	CANADA
Rui Da Hung	TAIWAN
SAAMP	FRANCE
Sabin Metal Corp.	UNITED STATES OF AMERICA
Safimet S.p.A	ITALY
SAFINA A.S.	CZECH REPUBLIC
Sai Refinery	INDIA
Samduck Precious Metals	KOREA, REPUBLIC OF
SAMWON METALS Corp.	KOREA, REPUBLIC OF
Sancus ZFS (L’Orfebre, SA)	COLOMBIA
SAXONIA Edelmetalle GmbH	GERMANY
Sellem Industries Ltd.	MAURITANIA
SEMPSA Joyeria Plateria S.A.	SPAIN
Shan Dong Huangjin	CHINA
Shandong Gold Smelting Co., Ltd.	CHINA
Shandong Humon Smelting Co., Ltd.	CHINA
Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Shenzhen CuiLu Gold Co., Ltd.	CHINA
Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA
Shirpur Gold Refinery Ltd.	INDIA
Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Singway Technology Co., Ltd.	TAIWAN
Smelting Branch of Yunnan Tin Company Ltd	CHINA
SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Soft Metais Ltda.	BRAZIL
Solar Applied Materials Technology Corp.	TAIWAN
Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Sovereign Metals	INDIA
State Research Institute Center for Physical Sciences and Technology	LITHUANIA
Sudan Gold Refinery	SUDAN
Sumitomo Metal Mining Co., Ltd.	JAPAN
SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Super Dragon Technology Co., Ltd.	TAIWAN
Super Ligas	BRAZIL
T.C.A S.p.A	ITALY
Taki Chemical Co., Ltd.	JAPAN

Tanaka Kikinzoku Kogyo K.K.	JAPAN
TANIOBIS Co., Ltd.	THAILAND
TANIOBIS GmbH	GERMANY
TANIOBIS Japan Co., Ltd.	JAPAN
TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM
Telex Metals	UNITED STATES OF AMERICA
Thai Nguyen Mining and Metallurgy Co., Ltd.	VIETNAM
Thailand Smelting & Refining Co Ltd	THAILAND
Thaisarco	THAILAND
The Perth Mint	AUSTRALIA
The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA
Tin Technology & Refining	UNITED STATES OF AMERICA
Tokuriki Honten Co., Ltd.	JAPAN
Tongling Nonferrous Metals Group Co., Ltd.	CHINA
TOO Tau-Ken-Altyn	KAZAKHSTAN
Torecom	KOREA, REPUBLIC OF
Tungsten Vietnam Joint Stock Company	VIETNAM
Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIETNAM
Ulba Metallurgical Plant JSC	KAZAKHSTAN
Umicore Brasil Ltda.	BRAZIL
Umicore Precious Metals Thailand	THAILAND
Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Unecha Refractory Metals Plant	RUSSIAN FEDERATION
United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Valcambi S.A.	SWITZERLAND
Value Trading	BELGIUM
VQB Mineral and Trading Group JSC	VIETNAM
WEEEREFINING	FRANCE
Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
White Solder Metalurgia e Mineracao Ltda.	BRAZIL
White Solder Metalurgica	BRAZIL
WIELAND Edelmetalle GmbH	GERMANY
Wolfram Bergbau und Hutten AG	AUSTRIA
Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA
Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA

XinXing Haorong Electronic Material Co., Ltd.	CHINA
Yamakin Co., Ltd.	JAPAN
Yamamoto Precious Metal Co., Ltd.	JAPAN
Yancheng Jinye New Material Technology Co., Ltd.	CHINA
Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Yokohama Metal Co., Ltd.	JAPAN
YUDU ANSHENG TUNGSTEN CO., LTD.	CHINA
Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Yunnan Copper Industry Co., Ltd.	CHINA
Yunnan Tin Company Limited	CHINA
Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA
Yuntinic Resources	CHINA
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Zijin Kuang Ye Refinery	CHINA
Zijin Mining Industry Corporation	CHINA

Based on the information obtained through the due diligence process described above, we believe that the countries of origin of the conflict minerals contained in our Products included the countries listed below. However, this is not a comprehensive list, as we were unable to determine, based on our due diligence process, the countries from which certain of the conflict minerals contained in our Products originated. Also, to the extent that any of the conflict minerals originated in a Covered Country, we were unable to determine the specific mine or location of origin:

ANDORRA
AUSTRALIA
AUSTRIA
BELGIUM
BOLIVIA
BRAZIL
CANADA
CHILE
CHINA
COLOMBIA
CZECH REPUBLIC
ESTONIA
FRANCE
GERMANY
GHANA
INDIA
INDONESIA
ITALY
JAPAN
KAZAKHSTAN

KOREA, REPUBLIC OF
KYRGYZSTAN
LITHUANIA
MALAYSIA
MAURITANIA
MEXICO
MYANMAR
NETHERLANDS
NEW ZEALAND
NORTH MACEDONIA, REPUBLIC OF
NORWAY
PERU
PHILIPPINES
POLAND
PORTUGAL
RUSSIAN FEDERATION
RWANDA
SAUDI ARABIA
SINGAPORE
SOUTH AFRICA
SPAIN
SUDAN
SWEDEN
SWITZERLAND
TAIWAN
THAILAND
TURKEY
UGANDA
UNITED ARAB EMIRATES
UNITED STATES OF AMERICA
UZBEKISTAN
VIETNAM
ZIMBABWE

5.    Steps to Improve Due Diligence

Haemonetics will endeavor to continuously improve upon its supply chain due diligence efforts via the following measures: first, we will continue to assess the presence of conflict minerals in our supply chain. We will continue to educate employees and suppliers about our Conflict Minerals Policy and clearly communicate expectations with regard to supplier performance, transparency and sourcing. We will also continue to endeavor to increase the response rate for RCOI and due diligence processes. In addition, we will endeavor to compare our supplier survey results to information collected via independent conflict free smelter validation programs.